Exhibit 99.(h)(27)

EXECUTION VERSION

SECURITIES LENDING AND SERVICES AGREEMENT

BETWEEN

CREDIT SUISSE OPPORTUNITY FUNDS, ON BEHALF OF ITS SERIES,

CREDIT SUISSE LIQUID ALTERNATIVE FUND

AND

STATE STREET BANK AND TRUST COMPANY

SECURITIES LENDING AND SERVICES AGREEMENT

Agreement (the “Agreement”) dated as of the 30th day of March, 2012 between Credit Suisse Opportunity Funds, a Delaware statutory trust, on behalf of its series, Credit Suisse Liquid Alternative Fund (the “Borrower”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), setting forth the terms and conditions under which State Street, acting as principal and not as agent on behalf of any party, may from time to time lend certain securities to the Borrower against the receipt of Securities Loan Collateral, as defined herein.

WHEREAS, State Street, on its own behalf, wishes to lend securities to the Borrower and the Borrower wishes to borrow securities from State Street;

WHEREAS, State Street is willing to perform certain collateral transfer and corporate action services on behalf of the Borrower in connection with the lending of securities to the Borrower;

WHEREAS, State Street is further willing to make cash loans to the Borrower from time to time, which cash loans shall only be used as collateral for borrowings of securities from State Street; and

WHEREAS, the Parties have agreed to enter into this Agreement to set out the terms and conditions on which State Street will lend securities to the Borrower and make cash loans to the Borrower;

NOW IT IS HEREBY AGREED

1.             Interpretation

1.1           Definitions

“Act of Insolvency” shall mean, with respect to any Party to this Agreement, (a) the commencement by such Party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such Party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (b) the commencement of any such case or proceeding against such Party or another seeking such an appointment or election or the filing against such Party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, as amended, which (i) is consented to or not timely contested by such Party, (ii) results in the entry of an order for relief or an appointment or election as sought, the issuance of such a protective decree or the entry of an order having a similar effect or (iii) is not dismissed within fifteen (15) days, (c) the making by such Party of a general assignment for the benefit of creditors or (d) the admission in writing by such Party of its inability to pay its debts as they become due.

“Affiliate” means with respect to another Person any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such other Person.  For purposes of this definition the term “control” means the power to elect a majority of the board of directors or comparable governing body of a Person.

“Applicable Appendix,” means the applicable appendix executed by the Parties pursuant to Section 28 hereto that describes provisions applicable to Borrowed Securities issued by an issuer that is incorporated in a jurisdiction other than the United States.  Each Applicable Appendix shall be incorporated by reference into, and deemed to be a part of, this Agreement as if set forth in full herein.

“Applicable Law” means any law, statute, rule, regulation or policy of any governmental authority (and its instrumentalities and political subdivisions thereof, including all states, provinces and territories) of competent jurisdiction, and relevant judicial interpretations thereof, or any rule or interpretation of any self-regulatory organization of competent jurisdiction, in each case as is in effect from time to time and as is applicable to a Party to this Agreement or its Affiliates in connection with the actions required to be taken by that Party pursuant to this Agreement.

“Bank” means a “bank” within the meaning of Section 3(a)(6)(A)-(C) of the Exchange Act.

“Borrowed Security” means any “security,” as such term is defined in the Exchange Act, that is delivered to the Borrower for the purpose of effecting a Securities Loan hereunder until either (i) the Borrower returns such security through the relevant Clearing Organization and such Clearing Organization credits such security to the account of State Street, (ii) the Borrower delivers a physical certificate for such security to State Street, (iii) State Street otherwise accepts the security back from the Borrower under this Agreement, (iv) State Street selects to replace the security by the purchase of an Equivalent Security or has deemed such security to have been purchased at a price equal to the Replacement Value, in each case in accordance with the terms hereof,  or (v) State Street shall have otherwise agreed to terminate the Security Loan without the return of such security by the Borrower, provided, however, that with respect to any of the foregoing if any new or different security shall be exchanged for any Borrowed Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Borrowed Security in substitution for the former Borrowed Security for which such exchange was made.  For purposes of the return of a Borrowed Security by the Borrower pursuant to Section 11 or the purchase or sale of securities pursuant to Sections 13 or 15 hereunder, such term shall include securities of the same issuer, class and quantity as the Borrowed Security, as adjusted pursuant to the preceding sentence.

“Broker-Dealer” means a Person in the United States registered as a broker or as a dealer under the Exchange Act or a Person in any foreign jurisdiction whose securities activities, if conducted in the United States, would be described by the definition of “broker” or “dealer” in Sections 3(a)(4) or 3(a)(5) of the Exchange Act and that has the necessary licenses, permissions or authorizations in its home jurisdiction to perform such securities activities.

“Business Day” means any day recognized as a settlement day by the New York Stock Exchange, Inc. and on which State Street is open for business to the public.

“Cash Loan” has the meaning given it in Section 6.1.

“Cash Loan Collateral” has the meaning given it in Section 6.1.

“Cash Loan Margin Amount” with respect to each Cash Loan, means an amount of Liquid Custodial Collateral the Collateral Value of which at the time of determination is at least equal to the product of (a) one hundred and two percent (102%), or such greater percentage as is required by State Street, and (b) the sum of (i) the outstanding amount of such Cash Loan at such time and (ii) all accrued and unpaid interest and other fees, if any, and obligations due and payable with respect to such Cash Loan at such time.

“Cash Loan Obligations” means all debts, liabilities, obligations, covenants and duties of the Borrower now or hereafter existing under this Agreement or any Collateral Documents in respect of any Cash Loans made pursuant to this Agreement, whether absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

“Clearing Organization” means (a) the Depository Trust Company, (b) any Federal Reserve Bank which maintains a book entry system or (c) any other clearing agency for the transfer of securities, the use of which is agreed to by the Parties.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Documents” means, collectively, each of the agreements entered into from time to time by the Borrower pursuant to Section 3.4, Section3.4 6.3 or Section 17 hereof, in order to create or perfect any security interest granted or purported to be granted by the Borrower in favor of State Street pursuant thereto.

“Collateral Location” means the United States or such other location as agreed to by the Parties where the transfer of Securities Loan Collateral with respect to a Securities Loan is to occur.

“Collateral Transfer Day” means each business day on which the office of State Street (or, if applicable, the agent of State Street) at the Collateral Location can receive or make a transfer of Securities Loan Collateral.  The Collateral Transfer Day that “next precedes” a Securities Trading Day is the first Collateral Transfer Day that begins prior to the beginning of such Securities Trading Day.  The Collateral Transfer Day that “next follows” a Securities Trading Day is the first Collateral Transfer Day that begins after the beginning of such Securities Trading Day.

“Collateral Value” means with respect to any Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral:

(a)           that is cash, the amount thereof;

(b)           consisting of securities, the Market Value thereof;

(c)           consisting of Letters of Credit, the Permitted Amount thereunder; and

(d)           consisting of other property or assets, the value thereof as determined by such independent sources as may be selected by State Street on a reasonable basis.

“Custodial Collateral” means, whether now owned or hereafter acquired, all property and assets of the Borrower held, possessed or controlled by the Custodian.  Such Custodial Collateral shall include, without limitation, all of the types of property set forth in Schedule A hereto; provided, however, that Custodial Collateral shall not include those assets identified from time to time as “Other Cover Assets” on the “Cover Schedule” accepted by State Street and in effect from time to time in accordance with Schedule A hereto, provided, further, however, that such assets shall be excluded from the definition of Custodial Collateral only during such time as such Cover Schedule is in effect.

“Custodian” means State Street, or any of its successors or assigns, acting in a custodial or similar capacity on behalf of the Borrower in relation to the holding of property and assets of the Borrower as contemplated by Section 17(f) of the Investment Company Act. The term “Custodian” shall also include any Sub-Custodian.

“Custodian Contract” means any agreement, whether now in existence or hereafter entered into, pursuant to which State Street agrees to act as custodian for the Borrower as contemplated by Section 17(f) of the Investment Company Act.

“Default Rate” means the Prime Rate, unless a different rate is specified in the Applicable Appendix.

“Delivery Deadline” has the meaning given it in Section 5.3(a).

“Equivalent Securities” in connection with any Securities Loan means securities of the same issue, class and quantity as the Borrowed Securities that are the subject of such Securities Loan and shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing, as appropriate.  If and to the extent that such Borrowed Securities are partly paid or have been converted, sub-divided, consolidated, redeemed or made the subject of a takeover or rights issue, the expression shall have the following meaning:

(a)           in the case of conversion, sub-division or consolidation, the securities into which the Borrowed Securities have been converted, sub-divided or consolidated;

(b)           in the case of redemption, a sum of money equivalent to the proceeds of the redemption;

(c)           in the case of takeover, a sum of money or securities being the consideration or alternative consideration that State Street has directed the Borrower to accept in accordance with the terms hereof;

(d)           in the case of a rights issue, the Borrowed Securities together with the securities allotted thereon that State Street has directed the Borrower to take up in accordance with the terms hereof, provided, however, that State Street shall have paid to the Borrower all and any sums due in respect thereof a reasonable time in advance;

(e)           in the case of a call on partly paid Borrowed Securities, the paid-up securities, provided, however, that State Street shall have paid to the Borrower the sum due a reasonable time in advance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning given it in Section 13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“External Manager” means any third party investment manager, investment advisor, trust company or other agent appointed by the Borrower from time to time to manage the securities and other assets of the Borrower held by the Custodian.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lending Agent” means State Street Bank and Trust Company acting in its capacity as agent for the Borrower under the Securities Lending Agreement.

“Letter of Credit” means an irrevocable Letter of Credit issued by a Bank that is not the Borrower or an Affiliate of the Borrower and which is acceptable to State Street in its sole discretion.  The Letter of Credit shall provide that payments thereunder shall be made to State Street upon presentation of a statement by State Street to the effect that an Event of Default has occurred with respect to the Borrower under this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever.

“Liquid Custodial Collateral” means any Custodial Collateral consisting of cash or securities of a type customarily sold on a recognized market which are freely transferable, liquid, readily marketable, and are not subject to any legal, contractual or other restrictions on sale in such recognized market.

“Margin Percentage” means one hundred and two percent (102%) or such greater percentage as may be required by State Street at the time of entering into the Securities Loan as a result of the nature of the Borrowed Securities and the Securities Loan Collateral.

“Market Value” of a security means the fair market value of such security (including, in the case of any Borrowed Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street or by such other independent sources as may be selected by State Street on a reasonable basis.  For the avoidance of doubt, the Market Value for U.S. exchange traded equity securities means the most recent closing price on the listing exchange for those securities as determined by such independent pricing service.  The Market Value shall be stated in the currency of the Collateral Location.

“Notice Deadline” has the meaning given it in Section 5.3(a).

“Other Securities Lending Agreement” means any agreement (other than this Agreement) pursuant to which the Borrower has borrowed securities from State Street or loaned securities to State Street, and any agreement, document or instrument executed by the Borrower in order to create or perfect any security interest relating to an Other Securities Loan in favor of State Street or any of its Affiliates.

“Other Securities Loan” means a loan of securities under any Other Securities Lending Agreement.

“Parties” means State Street and the Borrower.

“Permitted Amount” means, with respect to a Letter of Credit at any time, the amount available to be drawn at such time by State Street as beneficiary under such Letter of Credit.

“Person” means either of (i) an individual or (ii) any corporation, company, association, firm, partnership, society, joint stock company, trust, business trust or any similar legal entity, in each case organized under the laws of any jurisdiction, and in each case whether held privately or held by a sovereign government, or held by such sovereign government’s agencies or instrumentalities.

“Prime Rate” means the prime rate as quoted in The Wall Street Journal, New York Edition, for the Business Day preceding the date on which such determination is made.  If more than one rate is so quoted, the Prime Rate shall be the average of the rates so quoted.  If The Wall Street Journal is no longer published, then State Street may in its reasonable discretion select a replacement publication reflecting the Prime Rate or equivalent rate.

“Replacement Value” means the price, including accrued interest, at which Equivalent Securities to the Borrowed Securities could be purchased in the principal market for such securities at the time of election by State Street under Section 13.1 hereof.

“Securities Laws” has the meaning given it in Section 13.4.

“Securities Lending Agreement” means that securities lending authorization agreement between State Street Bank and Trust Company and the Borrower, as it may be amended from time to time, to the extent such agreement is entered into between the Parties.

“Securities Loan” means a loan of securities hereunder.

“Securities Loan Collateral” means, whether now owned or hereafter acquired, (a) any cash, securities, Letters of Credit, financial assets, investment property and other property and assets (including all security entitlements in respect thereof, all income and profits thereon, all dividends, interest and other payments and distributions with respect thereto and all proceeds from any of the foregoing) of the Borrower delivered to State Street by the Borrower pursuant to Sections 3.1 or 5.1 in accordance with Applicable Law and (b) any and all accounts of the Borrower in which such property or assets are deposited or to which such property or assets are credited.

“Securities Loan Obligations” means all obligations and liabilities of the Borrower to State Street with respect to Securities Loans made under this Agreement.

“Securities Trading Day” shall mean each business day in a Securities Trading Location when settlement of securities trades can be made by the office of State Street (or, if applicable, any agent therefor) in such Securities Trading Location.

“Securities Trading Location” means that location agreed to by the Parties where the transfer of Borrowed Securities with respect to a Securities Loan is to occur.

“State Street Principal Transactions” has the meaning given it in Section 9.11.

“Sub-Custodian” means any Person to whom the performance of the duties of the Custodian have been delegated and who has been approved by the Borrower to act in such capacity in accordance with the Investment Company Act.

“Taxes” means any taxes, levies, imposts, deductions, charges, withholdings, stamp or other duties, transfer taxes, fees, penalties, fines, and any similar sanctions, and any interest on any of the foregoing, required by law to be paid or withheld, including, without limitation, any capital gains tax imposed by a jurisdiction as set forth in the Applicable Appendix and any tax imposed on State Street with respect to the services performed by State Street in arranging for the Securities Loans or Cash Loans or by State Street acting as agent under this Agreement.  “Taxes” does not include income tax assessable against State Street or its Affiliates with respect to fees payable under this Agreement.

“Third Party” means any Person that is not State Street.

“Uniform Commercial Code” has the meaning given it in Section 1.3 hereof.

“United States Security” means a security issued or guaranteed as to principal or interest by the United States government or any of its agencies.

1.2           Where an External Manager or any other Person acts as agent for and on behalf of the Borrower in any manner hereunder, including, without limitation, entering into Securities Loans or Cash Loans, any action or omission by such External Manager or such Person with respect to the subject matter of this Agreement, including, without limitation, any and all directions and instructions to State Street, will be binding on and inure to the benefit of the Borrower as if the Borrower took such action or made such omission in its own right, and the Borrower shall be liable for such action or omission as principal and shall have no claim that such action or omission was unauthorized, unless State Street shall has received sufficient prior written notice from the Borrower that such External Manager or such Person is not authorized to act as agent for the Borrower.

1.3           Unless otherwise defined in this Agreement, terms defined in Article 8 or Article 9 of the Uniform Commercial Code, as defined below, are used in this Agreement as such terms are defined in such Article 8 or Article 9.  “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in The Commonwealth of Massachusetts; provided, however, that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than The Commonwealth of Massachusetts, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority, provided, further, that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral is governed by the laws of a foreign country, “Uniform Commercial Code” means any foreign country laws and regulations comparable to the Uniform Commercial Code which relate to the perfection of a security interest, the effect of perfection or non perfection or priority.  In addition, where the context so requires, any term defined herein by reference to the Uniform Commercial Code shall also have any extended, alternative or analogous meaning given to such term in analogous foreign personal or movable property security laws.

2.             State Street Securities Loans.

2.1           Upon the request of the Borrower, State Street may, from time to time, in its sole and absolute discretion, lend securities to the Borrower against the receipt of Securities Loan Collateral delivered by the Borrower.  The Parties shall agree on the terms of each Securities Loan, including the identity and amount of the securities to be lent, the duration of the Securities Loan, the basis of compensation, the type and amount of Securities Loan Collateral to be delivered by the Borrower and the method by which such Securities Loan Collateral is to be delivered by the Borrower to State Street, which terms may be amended during the period of the Securities Loan only by mutual agreement of the Parties hereto.

2.2           The Securities Loans and all applicable terms and conditions thereof, as well as any amendments and activity, if any, with respect thereto, shall be evidenced by the custodial or other books and records of State Street pertaining to such Securities Loans maintained by State Street in the regular course of its business, and such books and records shall represent conclusive evidence thereof except for manifest error or willful misconduct. State Street will send to the Borrower monthly statements of outstanding Securities Loans showing all Securities Loan activity for the prior month. The Borrower agrees that it shall be responsible for promptly examining each monthly statement for accuracy and correctness of the contents thereof and advising State Street of any errors or exceptions therein within twenty (20) days after delivery of any such statement.  The foregoing shall not be construed to prevent the Parties from mutually agreeing to amend or correct such monthly statements and the relevant custodial or other books and records of State Street if there has been manifest error or willful misconduct in the preparation thereof.

2.3           If, on any Collateral Transfer Day, the Borrower delivers Securities Loan Collateral, as provided in Section 3.1 hereunder, and State Street does not deliver the Borrowed Securities as provided in Section 4.1 hereunder, the Borrower shall have the absolute right to the prompt return of the Securities Loan Collateral. If, on any Securities Trading Day, State Street delivers Borrowed Securities as provided in Section 4.1 hereunder and the Borrower does not deliver Securities Loan Collateral as provided in Section 3.1 hereunder, State Street shall have the absolute right to the prompt return of the Borrowed Securities.

3.             Deliveries and Treatment of Securities Loan Collateral.

3.1           No later than the Collateral Transfer Day that is coincident with the Securities Trading Day upon which Borrowed Securities are to be transferred to the Borrower as a Securities Loan,  or such earlier date as is required by State Street and as may be applicable in the jurisdiction in which the relevant Borrowed Securities are customarily traded, the Borrower shall deliver to State Street Securities Loan Collateral of a type designated by State Street and having a Collateral Value not less than the Margin Percentage of the current Market Value of the Borrowed Securities.  The Securities Loan Collateral shall be delivered by one or more of the following methods agreed to by the Parties pursuant to Section 2.1:

(a)           the Borrower transferring cash funds by wire in the lawful currency of the Collateral Location, unless a different currency is agreed by the Parties at the time of the Securities Loan in accordance with Section 2.1 hereof;

(b)           the Borrower delivering to State Street an irrevocable Letter of Credit issued by a Bank that is not the Borrower or an Affiliate of the Borrower and which is acceptable to State Street in its sole discretion;

(c)           the Borrower delivering United States Securities through the Federal Reserve book-entry system to the account of State Street at the Federal Reserve Bank of Boston;

(d)           the Borrower delivering United States Dollars to the account of State Street at the Federal Reserve Bank of Boston;

(e)           the Borrower delivering non-cash Securities Loan Collateral through any Clearing Organization agreed to by the Parties;

(f)            the identification and designation, on the custodial or other books and records of State Street pertaining to the Borrower, of Liquid Custodial Collateral as Securities Loan Collateral in accordance with Section 13.7 hereof; and/or

(g)           the Borrower delivering Securities Loan Collateral through any other methods agreed to by the Parties.

3.2           With respect to any Securities Loan, the Borrower may fulfill the requirements of Section 3.1 by delivering Securities Loan Collateral consisting in part or in whole of the cash proceeds of a Cash Loan; provided, however, that this Section 3.2 shall not be, or be deemed to be, a commitment by State Street to make any Cash Loan.

3.3           The Borrower may not assign, change, grant a security interest in or otherwise dispose of the Securities Loan Collateral or any rights therein to a Third Party.

3.4           The Securities Loan Collateral delivered by the Borrower to State Street, as adjusted pursuant to Section 3.7 below, as well as any securities or other property delivered for the purposes of being Securities Loan Collateral but which does not qualify as Securities Loan Collateral because delivery did not comply with Applicable Law, shall be security for the due and punctual performance by the Borrower of any and all of its obligations to State Street hereunder, whether now or hereafter arising, and the Borrower hereby pledges, assigns and grants, to and for the benefit of State Street, as security for such obligations, a first priority security interest in all rights, title and interest of the Borrower in and to the Securities Loan Collateral.  Such first priority security interest shall attach upon the delivery of the Securities Loan Collateral to State Street and survive the termination of this Agreement and cease to exist only upon the redelivery of the Securities Loan Collateral to the Borrower.  The Borrower agrees to enter into such agreements, make such filings and take such other actions as may be reasonably required by State Street to take and perfect such security interest.

3.5           Except as otherwise set forth in this Section 3.5, it is understood that State Street may use, invest and re-hypothecate the Securities Loan Collateral in its sole discretion.  To the extent that any Securities Loan Collateral is delivered by the Borrower to State Street through the identification and designation, on the custodial or other books and records of State Street relating to the Borrower, of Liquid Custodial Collateral as Securities Loan Collateral in accordance with Section 13.7 hereof, State Street shall not have the right to use, invest or re-hypothecate such Securities Loan Collateral, provided, however, that the foregoing restrictions shall not be intended to preclude State Street from exercising any remedy provided for in Section 13 hereof with respect to such Securities Loan Collateral upon an Event of Default with respect to the Borrower.

3.6           With the prior approval of State Street, the Borrower may at any time substitute for any securities held by State Street as Securities Loan Collateral hereunder other Securities Loan Collateral of equal current Collateral Value to the securities for which it is to be substituted, provided, however, that the Borrower must first deliver the agreed upon substitute Securities Loan Collateral to State Street before the Borrower is entitled to receipt of the other securities then held by State Street as Securities Loan Collateral.  The Borrower shall, upon at least one (1) day prior notice from State Street, replace any debt security that has been delivered to State Street as Securities Loan Collateral by delivering to State Street other Securities Loan Collateral acceptable to State Street and of equal current Collateral Value to the debt security for which it is to be substituted.  Any substitute Securities Loan Collateral delivered to State Street hereunder shall be considered Securities Loan Collateral for all purposes under this Agreement.

3.7           The Borrower shall be entitled, in the absence of any Event of Default by or with respect to the Borrower that has occurred and is continuing, to receive all distributions made on or in respect of non-cash Securities Loan Collateral, the payment dates for which are during the term of the Securities Loan and which are not otherwise received by the Borrower, to the full extent it would be so entitled if the Securities Loan Collateral had not been delivered to State Street; provided, however, that the amount, type or value of such distribution that the Borrower is entitled to receive hereunder shall not exceed the amount, type and value actually received by State Street or its agents.  Any distributions made on or in respect of such Securities Loan Collateral that the Borrower is entitled to receive pursuant to this Section 3.7 shall be paid in the same currency as such distribution is paid by the issuer and State Street shall pay such distributions to the Borrower forthwith upon receipt by State Street, so long as an Event of Default by or with respect to the Borrower has not occurred and is continuing at the time of such receipt by State Street.  Notwithstanding any provision of this Section 3.7 to the contrary, the Borrower acknowledges that distributions on Securities Loan Collateral may be afforded different treatment than the Borrower would have been so entitled had it not delivered the

Securities Loan Collateral to State Street and hereby agrees not to make any claim against State Street for any disparate treatment as a result of its receiving the distribution from State Street as opposed to a distribution from the issuer directly.  In addition, State Street shall reduce the amount of such distributions paid to the Borrower by any withholding or other taxes imposed or assessed with respect to such distributions.

3.8           Except as provided in Sections 13 and 15 hereunder, State Street shall be obligated to return the Securities Loan Collateral to the Borrower immediately upon the return to State Street of the Borrowed Securities.

3.9           The Borrower acknowledges that State Street is willing to act as agent for and on behalf of the Borrower in performing all of the obligations of the Borrower required by this Section 3. Accordingly, the Borrower hereby authorizes and directs State Street to, at the sole expense of the Borrower, use commercially reasonable efforts to take such actions as agent for and on behalf of the Borrower as State Street believes are necessary or appropriate to cause the Borrower to deliver Securities Loan Collateral to State Street pursuant to and in compliance with this Section 3. The Borrower may terminate its appointment of State Street as agent for and on behalf of the Borrower pursuant to this Section 3.9 at any time upon written notice to that effect to State Street. State Street also may, in its sole discretion, cease to act as agent for and on behalf of the Borrower if an Event of Default has occurred and is continuing with respect to the Borrower.

4.             Deliveries and Treatment of Borrowed Securities.

4.1           After the Borrower has delivered Securities Loan Collateral required by Section 3 hereof, State Street shall, on the Securities Trading Day agreed to by the Parties, deliver the Borrowed Securities to the Borrower or, in accordance with the instructions of the Borrower, to the agent of the Borrower, by one of the following methods, as agreed by the Parties pursuant to Section 2.1:

(a)           by delivering to the Borrower certificates representing the Borrowed Securities, together with such transfer documents as are customary for such Borrowed Securities;

(b)           by causing the Borrowed Securities to be credited to an account designated by the Borrower at State Street;

(c)           by causing the Borrowed Securities to be credited to an account designated by the Borrower at a Clearing Organization, which crediting and debiting shall result in receipt by the Borrower and State Street of a Clearing Organization notice that shall constitute a schedule of the Borrowed Securities hereunder; or

(d)           by any other method customary for the delivery of such Borrowed Securities at the Securities Trading Location and agreed to by the Parties.

4.2           Except as provided in Section 4.2, the Borrower shall have and be entitled to exercise all of the incidents of ownership with respect to the Borrowed Securities, including the right to transfer the Borrowed Securities to others, until the Borrowed Securities are returned to State Street in accordance with the terms of this Agreement. It is the intention of the Borrower and State Street that full title and ownership of, in and to the Borrowed Securities shall pass to the Borrower upon the making of any Securities Loan in accordance with the terms hereof.  State Street hereby waives the right to vote or to provide any consent or to take any similar action with respect to the Borrowed Securities in the event that the record date for such vote, consent or other action falls during the term of the Securities Loan. The Borrower and State Street acknowledge and agree that nothing in this Agreement shall be construed to limit in any way the characterization of (a) a Securities Loan as a sale of the Borrowed Securities coupled with an obligation to repurchase Equivalent Securities or (b) the delivery of Securities Loan Collateral as the payment of the purchase price for Borrowed Securities.

4.3           State Street shall be entitled to receive and/or participate in all distributions (including payments upon maturity or other redemption) made on or in respect of the Borrowed Securities, the record and/or payable dates for which are during the term of the Securities Loan and which are not otherwise received by State Street, to the full extent it would be so entitled if the Borrowed Securities had not been lent to the Borrower, including, but not limited to:

(a)           all cash dividends;

(b)           all other distributions of cash or property (including, for the avoidance of doubt, any deemed distributions that give rise to tax credit entitlements for shareholders under Sections 852(b)(3)(D)(ii) and 857(b)(3)(D)(ii) of the Code and similar refundable tax credits);

(c)           all stock dividends;

(d)           all securities received as a result of split ups, conversions, sub-divisions or consolidations of the Borrowed Securities and distributions in respect thereof;

(e)           all interest payments;

(f)            in the case of a rights issue, the Borrowed Securities together with all securities allotted thereon;

(g)           in the case of a redemption, a sum of money equivalent to the proceeds of the redemption;

(h)           any and all rights relating to or arising out of any conversion, sub-division, consolidation, preemption, takeover offer or similar events, including those requiring election by the holder for the time being of such securities which become exercisable prior to the redelivery of Borrowed Securities, in which event State Street may, within a reasonable time before the latest time for the exercise of the right, give written notice to the Borrower that on redelivery of the Borrowed Securities it wishes to receive securities in such form as if the right had been exercised or, in the case of a right which may be exercised in more than one manner, had been exercised as specified in such written notice;

(i)            in the case of a capitalized issue, the Borrowed Securities together with all securities allotted by way of a bonus thereon;

(j)            in the case of any event similar to any of the foregoing, the Borrowed Securities together with or replaced by a sum of money or securities equivalent to that received in respect of such Borrowed Securities resulting from such event; and

(k)           all rights to purchase additional securities.

In regard to subparagraphs (f) through (j) above, the Borrower shall either (i) redeliver the Borrowed Securities in time to allow State Street to participate in the rights, payments or other benefits described therein or (ii) exercise or be deemed to have exercised such rights as will have been directed by State Street.  In the event a re-registration process is necessary in order to transfer any rights, payments or other benefits that attach to the Borrowed Securities and a Securities Loan is terminated prior to the applicable record or payable date but not sufficiently prior to the record or payable date to enable State Street to re-register the Borrowed Securities in its own name, the Borrower shall forward, and act on behalf of State Street in accordance with the instructions of State Street with respect to, all such rights, payments or other benefits.

4.4           The Borrower shall pay to State Street all cash distributions, including without limitation cash dividends, made on or in respect of the Borrowed Securities in the same currency that the issuer of the Borrowed Security would have paid State Street in respect of such cash distribution, gross of any taxes in an amount equal to such cash distribution, together with interest on such amount and on accrued interest at the Prime Rate calculated daily from the payable date until such amount and such interest are paid in full.  Any cash distribution made on or in respect of the Borrowed Securities that State Street is entitled to receive pursuant to this Section 4.4 shall be paid to State Street by the Borrower without demand on the payable, maturity or redemption date.  Non cash distributions made on or in respect of the Borrowed Securities shall be added to the Borrowed Securities and shall be considered Borrowed Securities hereunder for all purposes, except that (a) if the Borrowed Securities have been returned to State Street or if an Event of Default with respect to the Borrower has occurred or is continuing hereunder, the Borrower shall promptly deliver any such non-cash distributions to State Street and (b) State Street may direct the Borrower, upon no less than six Business Days notice prior to the date of such a non cash distribution, to deliver the same to State Street on the Securities Trading Day next following the date of such non-cash distribution.

4.5           With respect to the right to purchase additional securities in Section 4.3(k) hereof, State Street may, at its sole option, (a) direct the Borrower to purchase additional securities or (b) terminate the Securities Loan giving rise to such rights so that State Street may exercise its purchase rights.  In the case of clause (a) under the preceding sentence, the Borrower may elect either (i) to retain such additional securities as part of its Securities Loan, in which case State Street and the Borrower shall make such arrangements as are necessary to provide that the Borrower has adequate funds to purchase such additional securities and that the Securities Loan of such additional securities is collateralized as required by Section 3 hereof or (ii) to deliver such additional securities to State Street on the date specified by State Street, in which case State Street and the Borrower shall make such arrangements as are necessary to provide that the Borrower has adequate funds to purchase such additional securities.  In the case of clause (b) of the next preceding sentence, the applicable provisions of this Agreement regarding terminations of Securities Loans shall apply.

4.6           The Borrower acknowledges that State Street is willing, at no additional charge, to act as agent for and on behalf of the Borrower in performing all of the obligations of the Borrower required by this Section 4. Accordingly, the Borrower hereby authorizes and directs State Street to, at the sole expense of the Borrower, use commercially reasonable efforts to take such actions as agent for and on behalf of the Borrower as State Street believes are necessary or appropriate to cause the Borrower to satisfy its obligations to State Street under this Section 4 and to comply with the instructions of State Street pursuant to this Section 4, including, without limitation, purchasing any such rights, securities or other assets on the relevant securities markets, executing any required foreign exchange transactions and debiting the custody or other accounts of the Borrower at State Street to settle any of the foregoing securities or foreign exchange transactions or to satisfy its delivery or payment obligations to State Street hereunder. The Borrower hereby acknowledges and agrees that State Street will effect the purchase of all such rights, securities or other assets on the relevant securities markets on behalf of the Borrower through the Broker-Dealer Affiliates of State Street and will execute any and all required foreign exchange transactions on behalf of the Borrower with State Street, acting as principal, in accordance with Section 20 hereof. The fees and methods for determining any compensation to be paid to State Street for such purchases and foreign exchange transactions are set forth in Section 8 and Section 20 of this Agreement and the Borrower agrees that such fees and compensation are reasonable and fair in light of the services being provided by State Street pursuant to this Section 4. The Borrower may terminate its appointment of State Street as agent for and on behalf of the Borrower pursuant to this Section 4.6 at any time upon written notice to that effect to State Street. State Street also may, in its sole discretion, cease to act as agent for and on behalf of the Borrower if an Event of Default has occurred and is continuing with respect to the Borrower.

5.             Marks to Market; Maintenance of Securities Loan Collateral.

5.1           The Borrower shall daily mark to market each Securities Loan outstanding hereunder and in the event that at the opening of business on any Collateral Transfer Day the Collateral Value of all Securities Loan Collateral delivered by the Borrower to State Street with respect to any Securities Loan outstanding hereunder shall be less than the Margin Percentage of the Market Value of all Borrowed Securities outstanding with respect to such Securities Loan, the Borrower shall deliver to State Street additional Securities Loan Collateral by the close of business on such Collateral Transfer Day so that the Collateral Value of such additional Securities Loan Collateral when added to the Collateral Value of the Securities Loan Collateral previously delivered by the Borrower to State Street with respect to such Securities Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Securities Loan.  Such additional Securities Loan Collateral shall be delivered as provided for in Section 3.1 and shall be subject to all the terms, conditions and restrictions set forth in Section 3 of this Agreement.

5.2           In the event that at the opening of business on any Collateral Transfer Day the Collateral Value of all Securities Loan Collateral delivered by the Borrower to State Street with respect to any Securities Loan outstanding hereunder shall be less than the Margin Percentage of the Market Value of all Borrowed Securities outstanding with respect to such Securities Loan, State Street may, by notice to the Borrower, demand that the Borrower deliver to State Street additional Securities Loan Collateral by the close of business on such Collateral

Transfer Day so that the Collateral Value of such additional Securities Loan Collateral when added to the Collateral Value of the Securities Loan Collateral previously delivered by the Borrower to State Street with respect to such Securities Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Securities Loan. Notwithstanding anything to the contrary, no notice and demand delivered by State Street to the Borrower pursuant to this Section 5.2 shall be deemed to substitute for or otherwise relieve the Borrower of its obligations under Section 5.1 above.

5.3           The timing of the delivery of Securities Loan Collateral in response to a notice and demand made pursuant to Section 5.2 shall be as follows:

(a)           If the Collateral Location is in the United States: (i) such delivery of Securities Loan Collateral is to be made by 2:00 p.m. (Boston time) on any Collateral Transfer Day if such notice is delivered by 11:00 a.m. (Boston time) on such Collateral Transfer Day and (ii) if such notice is delivered after 11:00 a.m. (Boston time) on any Collateral Transfer Day, such delivery of Securities Loan Collateral is to be made by 2:00 p.m. (Boston time) of the next Collateral Transfer Day, unless such notice has been superseded by a proper notice and demand made pursuant to Section 5.2 and delivered prior to 11:00 a.m. (Boston time) of that next Collateral Transfer Day.

(b)           If the Collateral Location is not in the United States: (i) such delivery of Securities Loan Collateral shall be made not later than 2:00 p.m. local time at the Collateral Location on any Collateral Transfer Day (the “Delivery Deadline”) if such notice is delivered by 11:00 a.m. local time at the Collateral Location on such Collateral Transfer Day (the “Notice Deadline”) or (ii) if such notice is not delivered prior to the Notice Deadline such delivery of Securities Loan Collateral is to be made by the Delivery Deadline on the next Collateral Transfer Day, unless such notice has been superseded by a proper notice and demand made pursuant to Section 5.2 delivered prior to the Notice Deadline, if applicable, of that next Collateral Transfer Day.

5.4           The Borrower acknowledges that State Street is willing, at no additional charge, to act as agent for and on behalf of the Borrower in performing all of the obligations of the Borrower required by this Section 5. Accordingly, the Borrower hereby authorizes and directs State Street to, at the sole expense of the Borrower, use commercially reasonable efforts to take such actions as agent for and on behalf of the Borrower as State Street believes are necessary or appropriate to cause the Borrower to deliver Securities Loan Collateral to State Street pursuant to and in compliance with this Section 5. The Borrower may terminate its appointment of State Street as agent for and on behalf of the Borrower pursuant to this Section 5.4 at any time upon written notice to that effect to State Street. State Street also may, in its sole discretion, cease to act as agent for and on behalf of the Borrower if an Event of Default has occurred and is continuing with respect to the Borrower.

6.             Cash Loans to Borrower.

6.1           If the Borrower has requested to borrow securities pursuant to this Agreement, but, for any reason, in the sole discretion of State Street, cannot or elects not to deliver Securities Loan Collateral acceptable to State Street in a timely manner and otherwise in compliance with Section 3 hereof, State Street may, in its sole and absolute discretion and at the request of the Borrower, loan cash to the Borrower (each, a “Cash Loan”), on the terms and conditions set forth herein, in order to assist the Borrower in meeting the Securities Loan Collateral requirements of Section 3.1 hereof.  The Borrower agrees and acknowledges that such Cash Loan shall be used solely to provide cash as Securities Loan Collateral hereunder for a Securities Loan hereunder.  Each Cash Loan hereunder shall be secured by the identification and designation, on the custodial or other books and records of State Street relating to the Borrower, of Liquid Custodial Collateral as Securities Loan Collateral in accordance with Section 13.7 hereof (the “Cash Loan Collateral”), the Collateral Value of which Cash Loan Collateral shall equal or exceed the Cash Loan Margin Amount for such Cash Loan.  State Street shall not have the right to use, invest or re-hypothecate such Cash Loan Collateral, provided, however, that the foregoing restrictions shall not be intended to preclude State Street from exercising any remedy provided for in Section 13 hereof with respect to such Cash Loan Collateral upon an Event of Default with respect to the Borrower.  State Street shall have no obligation whatsoever to make any such Cash Loan to the Borrower.

6.2           The Borrower shall repay in full in cash all Cash Loans and any other fees and amounts due thereon immediately upon demand by State Street.  The Borrower acknowledges and agrees that State Street may make any such demand at any time in its sole and absolute discretion and nothing in this Agreement will limit the right of State Street to be repaid, in full and in readily available funds, the aggregate amount of any or all outstanding Cash Loans upon demand therefor.  In the absence of such a demand, the Borrower shall repay each Cash Loan on the earliest of (i) the time agreed upon by the Parties when each such Cash Loan is made, (ii) an Event of Default with respect to the Borrower pursuant to Section 12 hereof and (iii) the termination of this Agreement.  Notwithstanding any other provisions of this Agreement, the Cash Loans that are not repaid when due under this Agreement shall bear interest at the Default Rate from and including the date first due until paid.

6.3           The Cash Loan Collateral shall be security for the due and punctual performance by the Borrower of any and all of its Cash Loan Obligations, and the Borrower hereby pledges, assigns and grants, to and for the benefit of State Street, as security for such Cash Loan Obligations, a first priority security interest in all rights, title and interest of the Borrower in and to the Cash Loan Collateral.  Such first priority security interest shall attach upon the identification and designation by State Street of any Liquid Custodial Collateral as being Cash Loan Collateral in accordance with Section 13.7 hereof, shall survive the termination of this Agreement and shall cease to exist in respect of any Cash Loan Collateral only when all Cash Loans have been repaid in full in cash by the Borrower.  The Borrower agrees to enter into such agreements, make such filings and take such other actions as may be reasonably required by State Street to take and perfect such security interest in the Cash Loan Collateral.

6.4           Each repayment of a Cash Loan by the Borrower to State Street will be made in the currency of the Cash Loan with respect to which it is paid unless otherwise agreed upon by the Parties.

6.5           Each Cash Loan, and all terms and conditions thereof, including all principal thereof, interest payable thereon and all fees and other amounts payable with respect thereto, as well as any amendments and activity, if any, with respect thereto, shall be evidenced by the custodial or other books and records of State Street pertaining to such Cash Loans maintained by State Street in the regular course of its business, and such books and records shall represent conclusive evidence thereof except for manifest error or willful misconduct. The Borrower agrees that it shall be responsible for promptly examining any statements provided by State Street to the Borrower for accuracy and correctness of the contents thereof and advising State Street of any errors or exceptions therein within twenty (20) days after delivery of any such statement. The foregoing shall not be construed to prevent the Parties from mutually agreeing to amend or correct such statements and the relevant custodial or other books and records of State Street if there has been manifest error or willful misconduct in the preparation thereof.

7.             [Reserved.]

8.             Fees and Taxes.

8.1           The Parties shall agree on the basis and amount of compensation to be paid in respect of any Securities Loan hereunder at the time such Securities Loan is entered into by the Parties.

8.2           The Parties shall agree on the basis and amount of compensation to be paid in respect of any Cash Loan hereunder at the time such Cash Loan is entered into by the Parties.

8.3           To the extent the Borrower fails to deliver any portion of the Securities Loan Collateral required by Section 3 and Section 5 hereof to State Street within the time period required by Section 3.1 hereof, the Borrower shall pay interest to State Street on the aggregate notional amount of such Securities Loan Collateral that has not been delivered at a rate equal to one hundred (100) basis points from the date such Securities Loan Collateral was required to be delivered to State Street until the date such Securities Loan Collateral is delivered to State Street in accordance with Section 3.1 hereof.  The foregoing sentence shall not affect State Street’s rights under Section 12 and Section 13 of this Agreement.

8.4           The Borrower shall pay compensation for any securities transaction effected pursuant to Section 4.6 hereof (i) by any Broker-Dealer Affiliate of State Street, in an amount not to exceed the brokerage commission rates set forth on Schedule B hereto, which exhibit may be amended from time to time by State Street upon ten (10) days prior written notice to the Borrower, and (ii) by any third party Broker-Dealer, in an amount equal to such customary brokerage commissions and fees charged by such Broker Dealer.

8.5           The Borrower shall pay compensation for any foreign exchange transaction entered into with State Street on behalf of the Borrower pursuant to this Agreement in accordance with the provisions of Section 20.

8.6           The Borrower shall pay and indemnify and hold State Street harmless against all costs, including any and all Taxes, incurred hereunder by State Street in connection with any transfers hereunder by either the Borrower or State Street of any of the Borrowed Securities, including any rights with respect thereto, Cash Loans, Cash Loan Collateral or Custodial Collateral.

8.7           The Borrower shall ensure that this Agreement and all instruments of transfer of any Borrowed Securities and Securities Loan Collateral provided or returned pursuant to the terms of this Agreement have been duly stamped in accordance with all applicable legislation and all other legal, regulatory, self-regulatory organization or stock exchange requirements and are otherwise freely transferable in the recognized securities trading market.

8.8           Unless otherwise agreed, all monies payable by the Borrower to State Street under this Agreement or any Collateral Documents or in respect of any Securities Loan or Cash Loan by State Street shall be paid free and clear of, and without withholding or deduction for, any Taxes of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such Taxes is required by law.  If the withholding or deduction of Taxes is required by law of the jurisdiction of domicile of the Borrower, the Borrower shall pay such additional amounts as will result in the net amounts receivable by State Street, after taking account of such withholding or deduction, being equal to such amounts as would have been received by State Street had no such Taxes been withheld or deducted.

8.9           The Borrower will indemnify and hold State Street harmless from and against any liability, loss or expense related to any Taxes that might be or are assessed against State Street by any authority in the jurisdiction of domicile of the Borrower having power to tax with respect to any payments made, or deemed to have been made, by the Borrower under this Agreement or any Collateral Documents.  The Borrower agrees that it will not seek reimbursement for any such Taxes from State Street or any contributions by State Street with respect to the same.

8.10         The Borrower covenants that it shall comply with all relevant legislation, regulations and interpretative guidance in respect thereof concerning the taxation of securities lending arrangements so that neither State Street nor any Custodian incurs any Taxes arising out of the loan of Borrowed Securities to the Borrower and the return of Equivalent Securities.

8.11         The Borrower agrees that all fees to be paid by the Borrower to State Street under this Agreement shall be paid in United States Dollars or such other currency as may be designated from time to time by State Street.

9.             Representations of the Parties.

The Parties hereby make the following representations and warranties, which shall be repeated continuously until the later of the termination of this Agreement or the repayment in full of all amounts owed to State Street under any Securities Loan or any Cash Loan under this Agreement or any Collateral Documents:

9.1           Each Party hereto represents and warrants that (a) it has the power and authority to execute and deliver this Agreement and to enter into the Securities Loans and Cash Loans contemplated hereby and to perform its obligations expressly set forth or contemplated hereunder, (b) it has taken all necessary action to authorize such execution, delivery and performance and (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against such party.

9.2           State Street represents and warrants (a) that it is a trust company duly organized and validly existing under the laws of The Commonwealth of Massachusetts and (b) that it has, or will have at the time of delivery, the authority to deliver the Borrowed Securities subject to the terms and conditions hereof.

9.3           The Borrower represents and warrants that (a) it is an entity duly organized and validly existing under the laws of the state of its organization, (b)  it is in compliance with all laws, regulations and supervisory directives applicable to the Borrower, (c) it has, or will have at the time of delivery or identification or designation of any Securities Loan Collateral or Cash Loan Collateral, the right to grant a security interest therein in accordance with the terms and conditions hereof, and (d) it is borrowing the Borrowed Securities hereunder solely for the purposes of making delivery of such Borrowed Securities to cover short sales entered into by the Borrower.

9.4           Each Party hereto represents, warrants and covenants that the execution, delivery and performance by it of this Agreement and each Securities Loan and Cash Loan hereunder will at all times comply with all Applicable Law.

9.5           The Borrower further represents and warrants that the Borrower has not relied on State Street or any of its Affiliates for investment, financial, legal or other advice with respect to the Securities Loans and Cash Loans and the Borrower is making its independent judgment or is relying upon External Managers or third party advisers with respect to the Securities Loans and, Cash Loans and neither State Street nor any of its Affiliates are acting as a fiduciary, advisor or agent for the Borrower with respect to any of the Securities Loans and Cash Loans .

9.6           Each Party hereto represents and warrants that it has made its own determination as to the tax treatment of any transfers made with respect to this Agreement and any dividends, distributions, remuneration or other payments received or paid hereunder.  If the Borrowed Securities consist of shares or other units of ownership of real property companies, trusts or other investment entities, the Borrower acknowledges that the tax treatment of any transfers of such Borrowed Securities and manufactured and other payments with respect to such Borrowed Securities may be materially and adversely different than transfers and payments with respect to loans of ordinary equity shares and the Borrower agrees that State Street shall be entitled to reimbursement for any costs or expenses suffered by State Street with respect to Securities Loans involving such Borrowed Securities.

9.7           The Borrower represents that any financial statements provided to State Street pursuant to Section 10.1 hereof provide a fair representation of the financial condition of the Borrower and that there has been no material adverse change in the financial condition of the Borrower since the date of such financial statements that has not been disclosed in writing to State Street. Each request by the Borrower for a Securities Loan or Cash Loan shall constitute a representation and warranty at such time that (a) there has been no material adverse change in the financial condition of the Borrower that has not been disclosed in writing to State Street since the date of the most recent statement furnished to State Street pursuant to Section 10.1 and (b)  as of the date of such request for a Securities Loan or Cash Loan, the Borrower is in compliance with all Applicable Law in all material respects and satisfies any regulatory capital requirements applicable to such entity.

9.8                                 The Borrower also makes the following additional representations and warranties and each request for a Securities Loan or a Cash Loan shall constitute a renewal of these representations and warranties at and as of the date of such request.

(a)                                  This Agreement and the Collateral Documents do not conflict with any agreement or other obligation by which the Borrower is bound.

(b)                                 The Borrower is not in default on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to State Street.

(c)                                  No approval, consent, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other Third Party is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any Collateral Document, (ii) the grant by the Borrower of the Liens granted by it pursuant to this Agreement and the Collateral Documents, (iii) the perfection or maintenance of the Liens created under this Agreement and the Collateral Documents, including the first priority nature thereof to the extent applicable or (iv) the exercise by State Street of its rights under this Agreement and the Collateral Documents or the remedies in respect of the Securities Loan Collateral, the Cash Loan Collateral or the Custodial Collateral, as applicable, pursuant to this Agreement or the Collateral Documents.

9.9                                 The Borrower is the legal and beneficial owner of the Securities Loan Collateral and Cash Loan Collateral, free and clear of any liens, claims, encumbrances and transfer restrictions.  Upon delivery of the Securities Loan Collateral in accordance with Section 4.1 or the identification and designation of any Custodial Collateral as Securities Loan Collateral or Cash Loan Collateral, as applicable, State Street will have, as security for the Securities Loan Obligations or Cash Loan Obligations, as applicable, a perfected first priority security interest in the Securities Loan Collateral or the Cash Loan Collateral, as applicable.

9.10                           The Borrower represents and warrants that, with respect to each Securities Loan, the Borrower has made or will make an independent determination that the terms of such Securities Loan, including but not limited to the compensation to be agreed upon pursuant to Section 8.1 or otherwise payable with respect to each Securities Loan, are fair and reasonable and acceptable to the Borrower, notwithstanding that more favorable terms may be available from a Third Party for borrowing Equivalent Securities.  The Borrower further represents, warrants, acknowledges and agrees that with respect to any Securities Loans made by State Street to the Borrower hereunder, such Securities Loans are not subject to the Securities Lending Agreement and, notwithstanding any provisions of the Securities Lending Agreement to the contrary, State Street shall have no obligation, responsibility or liability to share with the Borrower any of the net income generated by the investment of Securities Loan Collateral in the form of cash delivered to State Street with respect to a Securities Loan, except for such amount as may be agreed upon in accordance with Section 8.1 hereof, or to pay or fund the agreed-upon fees, rebates or other amounts owed to State Street by the Borrower with respect to such Securities Loans.

9.11                           The Borrower acknowledges and agrees that State Street in its capacity as the Lending Agent under the Securities Lending Agreement may loan securities of the Borrower to State Street or its Affiliates and that State Street may also make Securities Loans and Cash Loans to the Borrower pursuant to this Agreement (collectively, the “State Street Principal Transactions”).  The Borrower agrees and acknowledges that (a) it consents to all such State Street Principal Transactions and waives any conflicts of interest arising out of such State Street Principal Transactions and any requirement by State Street or its Affiliates to account to the Borrower for any profits, earnings or other compensation earned by any of them with respect to any of the State Street Principal Transactions, (b) the State Street Principal Transactions will not constitute a breach of any trust or any fiduciary or other duty owed by State Street or its Affiliates to the Borrower and (c) the Borrower has entered into the Securities Lending Agreement and into this Agreement as a result of the desire by the Borrower to increase the opportunity for the Borrower to lend securities and to borrow cash and securities on fair and reasonable terms.

9.12                           The Borrower acknowledges that it has made an independent decision to appoint State Street as its agent and to permit State Street to enter into transactions on behalf of the Borrower, including at times with State Street or its Affiliates acting as principal counterparties, pursuant to Section 3.9, Section 4.6 and Section 5.4 of this Agreement in order to obtain the benefit of the services provided hereunder by State Street and the benefit of such transactions without such services and transactions being considered a breach of any fiduciary or other duty to the Borrower by State Street or any of its Affiliates.

9.13                           The Borrower represents and warrants that either (a) it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan subject to Section 4975 of the Code or (iii) otherwise deemed to be “plan assets” subject to Title I of ERISA or Section 4975 of the Code or (b) the entry into, maintenance and performance of this Agreement and the transactions contemplated thereby do not and will not constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code by reason of the availability of Section 408(b)(17) of ERISA, Department of Labor Prohibited Transaction Exemption 84-14, Prohibited Transaction Exemption 96-23, Prohibited Transaction Exemption 91-38 or another statutory, class or individual exemption.

9.14                           The Borrower represents and warrants that it is (i) a “qualified investor” within the meaning of Section 3(a)(54)(A) of the Securities Exchange Act of 1934, as amended; or (ii) an employee benefit plan that owns and invests on a discretionary basis not less than US $25,000,000 in investments.  The Borrower agrees to notify State Street immediately of any changes in the information set forth in this Section 9.14.

10.                                 Covenants.

10.1                           Upon execution of this Agreement, the Borrower shall deliver to State Street (a) the most recent available audited statement of financial condition for each of the Borrower and (b) the most recent available unaudited statement of financial condition for each of the Borrower.  The Borrower shall also promptly deliver to State Street all such financial statements with respect to the Borrower that are subsequently available and that State Street may reasonably request from time to time

10.2                           For the avoidance of doubt, the Borrower covenants and agrees to be liable as principal with respect to all of its obligations, liabilities and undertakings hereunder with respect to any Securities Loan and any Cash Loan.

10.3                           The Borrower agrees to cause every Letter of Credit delivered by it and constituting Securities Loan Collateral hereunder, to be renewed or replaced by Securities Loan Collateral (including, without limitation, a renewed or replacement Letter of Credit) satisfactory to State Street at least three Business Days prior to the scheduled expiration date of such Letter of Credit or immediately at any time in the event that State Street otherwise determines in its reasonable discretion that such Letter of Credit shall no longer constitute Securities Loan Collateral.

10.4                           The Borrower covenants to promptly notify State Street in writing: (a) of any Event of Default under this Agreement or any of the Collateral Documents or any event which, with notice or lapse of time or both, would constitute an Event of Default under this Agreement or any of the Collateral Documents; (b) if the Borrower’s net asset value (i) declines by forty-five percent (45%) or more during any consecutive twelve-month period, (ii) declines by thirty-five percent (35%) or more during any consecutive three-month period, (iii) declines by twenty-five percent (25%) or more within any 30-day period, or (iv) declines by sixty percent (60%), determined as of the date of this Agreement; or (c) of any change in its name, legal structure or principal place of business.

11.                                 Termination of the Securities Loans without Default.

11.1                           The Borrower may cause the termination of a Securities Loan, at any time, by returning the Borrowed Securities to State Street.

11.2                           State Street may cause the termination of a Securities Loan by giving notice of termination of such Securities Loan to the Borrower prior to the close of business on any Securities Trading Day.  Upon such notice, the Borrower shall deliver Borrowed Securities to State Street no later than the earlier of (a) the end of the customary delivery period for such Borrowed Securities in the Securities Trading Location or (b) the close of business on the fifth Securities Trading Day following the day on which State Street gives notice of termination of such Securities Loan to the Borrower. For purposes of determining the Securities Trading Day on which the Borrowed Securities must be returned to State Street, the first Securities Trading Day shall be the Securities Trading Day that follows the Securities Trading Day on which notice is given.

11.3                           The delivery of the Borrowed Securities by the Borrower to State Street pursuant to Section 11.1 or Section 11.2 shall be made by a method permitted under Section 3.1 hereof. Notwithstanding anything to the contrary herein, the Borrower shall conduct buy-to-cover transactions with respect to Borrowed Securities in the Securities Trading Location in which State Street delivered the Borrowed Securities.  The Borrower will be liable to State Street for any costs or other expenses incurred by State Street as a result of any cross-border transfer of Borrowed Securities that is required as a result of the Borrower conducting buy-to-cover transactions in a location other than the Securities Trading Location.  No later than the close of trading on the Collateral Transfer Day that next follows the Securities Trading Day upon which the Borrower returns the Borrowed Securities to State Street, State Street shall deliver to the Borrower the Securities Loan Collateral with respect to such Securities Loan.  If the Securities Loan Collateral is a Letter of Credit, the return of the Borrowed Securities shall be considered final settlement payment.

11.4                           Notwithstanding any other provision of this Agreement, the Borrower may, at its option at any time except when an Event of Default by or with respect to the Borrower has occurred and is continuing, in lieu of returning the Borrowed Securities under any Securities Loan that has been terminated in accordance with the terms hereof, require State Street to pay to the Borrower the Net Settlement Amount in respect of such Securities Loan.  The term “Net Settlement Amount” in respect of any Securities Loan that has been terminated in accordance with the terms hereof shall mean an amount equal to the difference of (a) the actual cash proceeds received by State Street upon the sale of the Securities Loan Collateral and (b) the cost to State Street to purchase a like amount of Equivalent Securities in the principal market therefor in a commercially reasonable manner plus any fees, brokerage or otherwise, expenses, disbursements or other costs incurred by State Street in the purchase of such Equivalent Securities. If the Net Settlement Amount is a negative number, the Borrower shall promptly pay to State Street the absolute value of the Net Settlement Amount.

12.                                 Events of Default.

12.1                           All Securities Loans between the Borrower and State Street may (at the option of the non-defaulting party, exercised by notice delivered to the defaulting party) be terminated immediately upon the occurrence of any one or more of the events listed in this Section 12 (individually, each such event an “Event of Default”):

(a)                                  if either Party fails to return Borrowed Securities or make delivery of Securities Loan Collateral as required under this Agreement;

(b)                                 if either Party fails to make the payment of distributions as required by Sections 3.7 and 4.2 hereof and such default is not cured within one Business Day of notice of such failure to the Borrower or State Street, as the case may be;

(c)                                  if the Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Cash Loan or (ii) after the same becomes due, any interest on any Cash Loans;

(d)                                 if the Borrower fails to pay in a timely manner any fee or any tax gross-up due under Section 8.8 hereof or any other amount payable hereunder to State Street and such failure is not cured within one Business Day of notice of such failure to the Borrower;

(e)                                  if either Party is subject to an Act of Insolvency;

(f)                                    if State Street has its license, charter or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof or it fails to maintain its required regulatory capital;

(g)                                 if either Party breaches any representation, warranty, covenant or agreement in this Agreement or in any Collateral Document or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of such Party in this Agreement or in any Collateral Document or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made;

(h)                                 if there is entered against the Borrower (i) a final judgment or order for the payment of money or (ii) any one or more non-monetary final judgments, in the case of each of clause (i) or (ii) that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement;

(i)                                     if the Borrower breaches a material term of any other contract, agreement or instrument entered into between the Borrower and State Street or any of its Affiliates or an event of default occurs under any such other contract, agreement or instrument;

(j)                                     if the Borrower’s net asset value (i) declines by forty-five percent (45%) or more during any consecutive twelve-month period; (ii) declines by thirty-five percent (35%) or more during any consecutive three-month period; (iii) declines by twenty-five percent (25%) or more within any 30-day period; or (iv) declines by sixty percent (60%), determined as of the date of this Agreement; or

(k)                                  if any provision of this Agreement or of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect, or the Borrower contests in any manner the validity or enforceability of any provision of this Agreement or any Collateral Document, or the Borrower denies that it has any or further liability or obligation under any provision of this Agreement or any Collateral Document or purports to revoke, terminate or rescind any provision of this Agreement or of any Collateral Document.

Furthermore, if any Event of Default occurs and the Borrower is the defaulting party, State Street may, by notice to the Borrower, declare the unpaid principal amount of all outstanding Cash Loans, all fees hereunder, all interest accrued and unpaid hereunder, if any, and all other amounts owing or payable hereunder or under any Collateral Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Act of Insolvency, the unpaid principal amount of all outstanding Cash Loans and all fees, interest and other amounts owing or payable hereunder as aforesaid shall automatically become due and payable, in each case without any further act of State Street.

13.                                 State Street Remedies on Borrower Default.

13.1                           In the event of any Event of Default by or with respect to the Borrower under Section 13 hereof, the Borrower waives the right to notice of disposition of Securities Loan Collateral and State Street shall have the right, in addition to any other remedies provided herein or under Applicable Law, without further notice to the Borrower, at its option either (a) to purchase a like amount of Equivalent Securities in the principal market therefor in a commercially reasonable manner or (b) to elect to treat the Borrowed Securities as having been purchased by the Borrower at a purchase price equal to the Replacement Value.  State Street may apply the Securities Loan Collateral to the payment of any purchase or deemed purchase in either clause (a) or clause (b) above, after deducting therefrom all amounts, if any, due State Street under this Agreement, including, without limitation, under Section 4 and Section 8.6 hereof.  In such event, the obligation of the Borrower to return the Borrowed Securities shall terminate. The Borrower shall be liable to State Street for the cost of funds that State Street advances to purchase such Equivalent Securities during any stay on the application of the Securities Loan Collateral, whether such stay is automatic or imposed by a court or other governmental agency.

13.2                           In the event that either the purchase price of the Equivalent Securities or the Replacement Value, as applicable, exceeds the amount of the Securities Loan Collateral, the Borrower shall be liable to State Street for the amount of such excess (plus all other amounts, if any, due to State Street hereunder), together with interest on all such amounts at the Default Rate from the date of such purchase of the Equivalent Securities or the election by State Street to treat such Borrowed Securities as purchased by the Borrower until the date of payment by the Borrower of such excess amount. The purchase price of the Equivalent Securities purchased under this Section 13 shall include brokers’ fees and commissions, foreign exchange transaction costs, costs relating to entering into and terminating hedging transactions, and all other reasonable costs, fees and expenses incurred by State Street and related to such purchase, including attorneys’ fees.  Upon satisfaction of all obligations hereunder, any remaining Securities Loan Collateral shall be returned to the Borrower.

13.3                           Upon the occurrence of an Event of Default, the Borrower waives the right to notice of disposition of the Securities Loan Collateral, the Cash Collateral and the Custodial Collateral and, in addition to any other remedies available at law or equity or contained in any other agreement between the Borrower and State Street, State Street may, without any notice to the Borrower, exercise in respect of the Securities Loan Collateral, the Cash Loan Collateral and the Custodial Collateral all the rights and remedies of a secured party upon default under the Uniform Commercial Code, whether or not the Uniform Commercial Code applies to the affected Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral, and under the relevant law of any other jurisdiction applicable to the Borrower or to the Securities Loan Collateral, the Cash Loan Collateral or the Custodial Collateral.

13.4                           If State Street has enforced its remedies in whole or in part in respect of any Securities Loan and the Securities Loan Collateral and Custodial Collateral held in respect thereof or any Cash Loan and the Cash Loan Collateral and Custodial Collateral held in respect thereof, State Street shall apply the proceeds received from such enforcement against the obligations of the Borrower to State Street in respect of such Securities Loan or Cash Loan and in payment of all other amounts, if any, due by the Borrower to State Street under this

Agreement or the Collateral Documents.  If the said proceeds of enforcement are insufficient to satisfy the foregoing obligations, the Borrower shall be liable to State Street for the amount of the deficiency, together with interest thereon, at the Default Rate from the date such deficiency arises until the date of payment of such deficiency.

13.5                           The Borrower acknowledges that any sale of securities by State Street or its Affiliates pursuant to this Agreement or the Collateral Documents must occur in compliance with the relevant provisions of the United States Securities Act of 1933, as amended from time to time, and, to the extent applicable, similar legislation in other jurisdictions (the “Securities Laws”).  Subject to the Securities Laws, State Street shall not be obliged to effect a public sale of securities and may sell securities pursuant to one or more private sales to a restricted group of purchasers who may be obliged to agree, among other things, to acquire securities as principal and to comply with certain resale restrictions.  State Street shall be under no obligation to delay a sale of securities for any period of time in order to permit the issuer thereof or any other Person to qualify such securities for public sale under the Securities Laws. State Street shall be under no obligation to sell securities as a “control block” or at a premium to the “market price”, in each case as such terms or similar concepts are defined, interpreted or contemplated under the applicable Securities Laws.  The Borrower acknowledges that any private sale may result in prices and other terms which may be less favorable than a public sale or a control block sale and the Borrower agrees that any such sale shall not, solely for the foregoing reasons, be considered not to have been made in a commercially reasonable manner.

13.6                           State Street shall not be obligated to assert or enforce any Liens or any other rights granted hereunder, or to take any action in reference thereto, and may in its sole discretion at any time relinquish its rights hereunder as to particular property, in each case without thereby affecting or invalidating their rights hereunder as to all or any other property securing or purporting to secure any Securities Loan Obligations or any Cash Loan Obligations.

13.7                           The Borrower hereby irrevocably appoints State Street, its Sub-Custodians and Affiliates as the attorney in fact of the Borrower, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time, in the discretion of State Street (a) to identify and designate for purposes of this Agreement and the Collateral Documents, certain items of Custodial Collateral as Securities Loan Collateral to be delivered in accordance with Section 3.1 and Section 5.1 or as Cash Loan Collateral in accordance with Section 6.1 or Section 6.3 and (b) to take any action and to execute any instrument that State Street may deem necessary or advisable to accomplish the purposes of this Agreement or any Collateral Document, including, without limitation, to take any and all steps as may be required to enable State Street to realize upon any Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral that has been delivered to it pursuant to this Agreement or any Collateral Document or to transfer or cause to be transferred, whether before or after the occurrence of an Event of Default hereunder, the legal title to such Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral to State Street or any transferee of the Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral designated by State Street.  Any identification and designation pursuant to clause (a) above shall be made by State Street on its custodial or other books and records in accordance with its internal procedures.  The failure by State Street to so identify or designate certain items of Custodial Collateral as Securities Loan Collateral or Cash Loan Collateral shall not adversely affect or invalidate any existing Liens granted to State Street under this Agreement or under any Collateral Documents.  Furthermore, nothing in this Agreement shall adversely affect or invalidate any Liens granted to State Street by the Borrower under other agreements between the Borrower and State Street, including under any custodial, investment management, sale and repurchase or other agreements. The power of attorney granted pursuant to this Section 13.7 is coupled with an interest and shall be irrevocable. Further, for the avoidance of doubt and not in limitation of the rights of State Street under Sections 9-104(a)(1), 9-106(a) and 8-106(e) of the Massachusetts Uniform Commercial Code, the Borrower and State Street, acting as a bank with respect to any deposit accounts and as a securities intermediary with respect to any securities accounts, acknowledge and agree that State Street, as the secured party hereunder with respect to the Securities Loan Collateral, Cash Loan Collateral and Custodial Collateral, may issue instructions to direct disposition of any such collateral constituting funds on deposit in deposit accounts and may issue entitlement orders with respect to any such collateral constituting financial assets credited to or maintained in securities accounts, in either case without the consent of Borrower.  State Street acting as a bank will comply with any and all such instructions and acting as a securities intermediary will comply with any and all such entitlement orders.

14.                                 Netting and Setoff.

If an Event of Default shall have occurred and be continuing hereunder with respect to a party (the “Defaulting Party”), then (a) the other party (the “Non-Defaulting Party”) may declare a default under Section 12 of this Agreement and under any Other Securities Lending Agreement, to the extent applicable, and terminate all Securities Loans and all Other Securities Loans and, if the Defaulting Party is the Borrower, all Cash Loans, (b) the Non-Defaulting Party may exercise any or all remedies under Section 13 or Section 15, as applicable, or any other provision of this Agreement and, with respect to Other Securities Loans, the applicable provisions of the Other Securities Lending Agreements, and (c) the Non-Defaulting Party is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply (i) (A) any and all Custodial Collateral, (B) any and all deposits (general or special, time or demand, provisional or final, in whatever currency) of the Defaulting Party at any time held by the Non-Defaulting Party and (C) any other obligations (in whatever currency and whether matured or unmatured, contingent or otherwise) at any time owed by the Non-Defaulting Party to or for the credit or the account of the Defaulting Party under this Agreement, any Collateral Document or any Other Securities Lending Agreement, against (ii) any and all of the obligations of the Defaulting Party to the Non-Defaulting Party now or hereafter existing under this Agreement, any Collateral Document or any Other Securities Lending Agreement, irrespective of whether or not the Non-Defaulting Party shall have made any demand under this Agreement, any Collateral Document or any Other Securities Lending Agreement, and irrespective of whether such obligations of the Defaulting Party may be contingent or unmatured or are owed to a branch or office of the Non-Defaulting Party different from the branch or office holding such deposit or obligated on such indebtedness, and the liability of the Non-Defaulting Party with respect to such deposits or such other obligations shall be discharged promptly and in all respects to the extent they are so set off.  The rights of the Non-Defaulting Party under this Section 14 are in addition to any other rights and remedies, including other rights of setoff, that the Non-Defaulting Party may have by contract or at law.  The Non-Defaulting Party agrees to notify the Defaulting Party promptly after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  This Section 14 is intended to constitute a qualified master netting agreement under the Bankruptcy Code and applicable banking rules and regulations with respect to all transactions under this Agreement.

15.                                 Borrower Remedies on State Street Default.

In the event of any Event of Default by State Street under Section 12 hereof, the Borrower shall have the right to elect, upon written notice to State Street hereunder, to treat all, but not less than all, of the Borrowed Securities as having been sold at a sale price equal to the Replacement Value of the Borrowed Securities on the date of the Event of Default (the “Deemed Sale”). The resultant aggregate sale price from the Deemed Sale of all of the Borrowed Securities shall be referred to herein as the “Deemed Sale Proceeds.”  In the event that the Deemed Sale Proceeds plus all other amounts, if any, due to State Street hereunder on the date of the Event of Default are less than the Collateral Value of the Securities Loan Collateral on the date of the Event of Default plus all other amounts, if any, due to the Borrower hereunder on the date of the Event of Default, State Street shall be liable to the Borrower for the amount of any deficiency.  In the event that the Deemed Sale Proceeds plus all other amounts, if any, due to State Street hereunder on the date of the Event of Default is in excess of the Collateral Value of the Securities Loan Collateral on the date of the Event of Default plus all other amounts, if any, due to the Borrower hereunder on the date of the Event of Default, the Borrower shall be liable to State Street for the amount of any excess. Immediately upon the written election of the Borrower to treat the Borrowed Securities as having been sold pursuant to this Section 15, the obligation of the Borrower to return the Borrowed Securities and the obligation of State Street to return the Securities Loan Collateral shall terminate and the Borrower shall have no further rights, title or interests in or to the Securities Loan Collateral and State Street shall have no further rights, title or interests in or to the Borrowed Securities.  In furtherance of the foregoing, the Borrower shall take all such actions and execute and deliver all such documents and instruments as may be reasonably necessary or desirable to vest in State Street all rights, title and interests in and to the Securities Loan Collateral and State Street shall take all such actions and execute and deliver all such documents and instruments as may be reasonably necessary or desirable to vest in the Borrower all rights, title and interests in and to the Borrowed Securities.

16.                                 Limitation of Liability.

Notwithstanding any express provision to the contrary herein, neither State Street nor the Borrower shall be liable to the other for any indirect, consequential, incidental, special, punitive, multiple or exemplary damages, including lost profits, even if State Street or the Borrower, as applicable, has been apprised of the likelihood of such damages occurring.

17.                                 Foreign Jurisdiction Security Provisions.

To the extent any Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral is located outside the United States or, in any case, if such Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral is subject in any respect to the laws of any jurisdiction outside the United States, at the request of State Street, the Borrower covenants that it shall grant security interests in Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral under the laws of jurisdictions outside the United States and enter into such agreements, make such filings and take such other actions as may be reasonably deemed necessary or required by State Street to take and perfect such security interests to the fullest extent possible under the laws of such jurisdictions.

18.                                 Indemnification.

18.1                           The Borrower hereby agrees to indemnify and hold harmless State Street from any and all damages, losses, costs, liabilities and expenses (including attorneys’ fees and expenses) that State Street may incur or suffer due to (a) an Event of Default on the part of the Borrower, (b) any acts or omissions or other failure of the Borrower to perform its obligations under this Agreement or under any Collateral Documents or (c) any act or omission of any agent of the Borrower other than State Street.  The Borrower further agrees that such indemnity shall apply to any and all costs and Taxes (including, but not limited to, transfer taxes, withholding taxes, stamp duty, financial institutions duty, income tax and capital gains tax) assessed against State Street with respect to any transfer hereunder of the Borrowed Securities or Securities Loan Collateral or incurred by State Street in respect of this Agreement or any Collateral Documents and any transactions arising out of this Agreement.

18.2                           The Borrower shall indemnify and hold harmless State Street, acting in its capacity as agent on behalf of the Borrower, from and against any damages, losses, costs, liabilities and expenses (including attorneys’ fees and expenses) that may arise from its acting as agent pursuant to this Agreement or from any act or omission of the Borrower or any agent of the Borrower, except in the case of negligence, willful default or fraud on the part of State Street.

18.3                           The right to indemnification under this Section 18 shall survive the termination of any Securities Loan or any Cash Loan or any termination of this Agreement.

19.                                 Waiver.

The failure of either Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  The Parties agree that all waivers in respect of an Event of Default must be in writing.

20.                                 Currency Conversion.

If it is necessary to convert from a value under one currency to any other currency for any purpose hereunder, the Borrower hereby directs that State Street, acting as agent for and on behalf of the Borrower, cause the Borrower to enter into a foreign exchange transaction with State Street, acting as principal, at an exchange rate determined by State Street in good faith in accordance with its customary procedures for the automated foreign exchange execution services referred to as “Indirect Foreign Exchange” or “Custody Foreign Exchange” in the Investment Manager Guide that is made available solely to investment managers of institutional clients that custody their assets at State Street.  In this respect, the Borrower acknowledges and agrees that State Street will be acting as principal to all such foreign exchange transactions and the pricing of such foreign exchange transactions shall be based on market rates and conditions, inventory and other risk management considerations at the time of execution, plus an amount that State Street determines is appropriate to compensate it for the services being provided in connection with these foreign exchange transactions. The Borrower acknowledges and agrees that (a) these foreign exchange execution rates will be made available, as part of the reporting provided by the investor services group of State Street, to the Borrower and the External Managers acting as agent for and on behalf of the Borrower hereunder, (b) the External Managers acting as agent for and on behalf of the Borrower hereunder shall be solely responsible and liable for acting as the fiduciary to the Borrower in determining whether such foreign exchange execution rates are fair and reasonable in light of the services provided by State Street in Section 4 hereof and (c) so long as the Borrower continues to authorize and direct State Street to execute any and all foreign exchange transactions as agent for and on behalf of the Borrower pursuant to Section 4.6 hereof or otherwise, the Borrower and the External Managers shall be deemed to have concluded that such foreign exchange execution rates are fair and reasonable in light of the services provided by State Street in Section 4 hereof and in this Section 20.

21.                                 Payment Settlement Netting.

If on any date payments in the same currency are due and payable by each Party to the other Party under this Agreement or under the Securities Lending Agreement, then, on such date, those payment obligations may be aggregated and netted against each other such that the Party with the larger payment obligation will pay to the Party with the smaller payment obligation an amount equal to the excess of the larger payment obligation over the smaller payment obligation.  Each Party acknowledges and agrees that each Securities Loan shall have a term of one (1) day.  Further, the Parties agree to renew the term of each Securities Loan every day unless such Securities Loan is otherwise terminated by either Party in accordance with the terms of the Agreement.

22.                                 Continuing Agreement; Termination.

It is the intention of the Parties hereto that, subject to the termination provisions set forth herein, this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Securities Loan and Cash Loan, whether now existing or hereafter effected by State Street at the request of the Borrower.  The Borrower or State Street may at any time terminate this Agreement upon five (5) calendar days written notice to the other to that effect.  The sole effect of any such termination of this Agreement will be that, following such termination, no further Securities Loans or Cash Loans by State Street shall be made or considered made hereunder, but the provisions hereof shall continue in full force and effect in all other respects until all Securities Loans and Cash Loans have been terminated and all obligations satisfied as herein provided.

23.                                 Notices.

Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing or by any other means mutually acceptable to the Parties.  If in writing, a notice shall be sufficient if delivered to the Party entitled to receive such notices at the following addresses:

Borrower:	Credit Suisse Liquid Alternative Fund One Madison Avenue New York, NY 10010 Attention: Karen Regan

State Street:

State Street Bank and Trust Company

State Street Global Markets/ Securities Finance

One Lincoln Street, Third Floor

Boston, Massachusetts 02111

Attention: Securities Finance Principal

Copy To:

State Street Bank and Trust Company

State Street Global Markets/ Securities Finance

One Lincoln Street

Boston, Massachusetts 02111

Attention: Managing Legal Counsel, State Street Global Markets

If by telephone, facsimile, or e-mail, notices shall be sufficient if communicated to the Party entitled to receive such notice at the following numbers:

If to the Borrower:	Credit Suisse Liquid Alternative Fund One Madison Avenue New York, NY 10010 Attention: Karen Regan Telephone: (212) 325-7349 E-mail: karen.regan@credit-suisse.com

If to State Street:	State Street Bank and Trust Company One Lincoln Street Boston, Massachusetts 02111 Telephone: (6l7) 664-8371 Facsimile: (6l7) 946-0046 Email: SFLegal@statestreet.com

Any notice shall be deemed to have been duly given (i) if delivered by hand, courier or overnight delivery service, upon delivery, (ii) if sent by certified or registered mail, return receipt requested and with first-class postage prepaid, two Business Days after deposit in the mail or (iii) in the case of facsimile or electronic mail notice, when sent and transmission is confirmed, and, regardless of method, addressed to the party at its address, facsimile number or electronic mail address set forth above or at such other address, facsimile number, or electronic mail address as the Party shall furnish the other Party in accordance with this Section 2323.  The Parties shall promptly notify each other in writing of any change of address, addressee, telephone number, facsimile number or electronic mail address.  State Street shall consider the address, addressee, telephone number, facsimile number and electronic mail address of the Borrower set forth above correct unless the Borrower notifies State Street in writing otherwise.

24.                                 Interest on Overdue Amounts.

Each of State Street and the Borrower agrees to pay interest on any amount payable by it under this Agreement during the period that it has become due for payment and remains unpaid.  The interest rate applicable to such outstanding amounts will be the Default Rate.  Interest that is not paid when due for payment may be capitalized at intervals of thirty days.  Interest is payable on capitalized interest at the rate and in the manner referred to in this Section 24.  The obligation of State Street or the Borrower, as applicable, to pay the outstanding amount on the date it becomes due for payment is not affected by this Section 24.  The interest accrues from the date the liability becomes due for payment (both before and after any judgment or order) until it is paid by State Street or the Borrower, as applicable.

25.                                 Securities Contracts.

Each Party hereto agrees that this Agreement, the Securities Loans and the Cash Loans made hereunder shall be “securities contracts” for purposes of the Bankruptcy Code and any bankruptcy proceeding thereunder.

26.                                 Assignments.

This Agreement shall not be assigned by either Party without the prior written consent of the other Party.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, representatives, successors and assigns.

27.                                 Miscellaneous.

27.1                           This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement.  If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.  The Borrower waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in any state or Federal courts or the courts of any other country or jurisdiction relating in any way to this Agreement or the Collateral Documents or any Securities Loan or Cash Loan, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.  The Borrower hereby irrevocably submits to the jurisdiction of any Massachusetts state or federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court, except that this provision shall not preclude any Party from removing any action to Federal court.  The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 23 hereof.  The Borrower agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

27.2                           This Agreement supersedes any other agreement, with the exception of the Securities Lending Agreement, entered into between the Parties and any representation made by one Party to the other concerning loans and borrowings of securities between the Parties hereto.

27.3                           The Borrower and State Street agree that all Securities Loan Collateral, Cash Loan Collateral and Custodial Collateral held in or credited to any account of the Borrower at State Street will be treated as financial assets under Article 8 of the Uniform Commercial Code and that any account maintained by the Borrower with State Street to which Securities Loan Collateral, Cash Loan Collateral or Custodial Collateral is credited shall be a securities account under Article 8 of the Uniform Commercial Code and the securities intermediary’s jurisdiction in respect of such accounts under Article 8 of the Uniform Commercial Code shall be The Commonwealth of Massachusetts.

27.4                           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY COLLATERAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, STATUTORY PROVISIONS OR ANY OTHER THEORY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE COLLATERAL DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

28.                                 Appendices.

The Parties shall enter into an Applicable Appendix to this Agreement with respect to Securities Loans of each specified type of security to be loaned at a Securities Trading Location and to be secured by specified types of Securities Loan Collateral at a specified Collateral Location.  Each such Applicable Appendix for Securities Loans shall be executed by an authorized representative of each Party and shall be substantially in the same form as Exhibit 1 attached hereto.  Each Applicable Appendix shall be considered a part of this Agreement and may be modified only as provided in Section 29.

29.                                 Modification.

This Agreement shall not be modified except by an instrument in writing signed by each of the Parties hereto.

CREDIT SUISSE OPPORTUNITY FUNDS,
on behalf of its series,
CREDIT SUISSE LIQUID ALTNERATIVE FUND

By:	/s/Michael A. Pignataro
Name: Michael A. Pignataro
Title: CFO

STATE STREET BANK AND TRUST COMPANY

By:	/s/Paul J. Fleming
Name: Paul J. Fleming
Title: Senior Managing Director

SCHEDULE A

CUSTODIAL COLLATERAL

The following shall constitute Custodial Collateral for purposes of Section 1.1 of the Agreement:

(a)                                  all securities (whether certificated or uncertificated) and financial assets, all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities or financial assets and all warrants, rights or options issued thereon or with respect thereto;

(b)                                 all other investment property (including, without limitation, all (i) security entitlements, (ii) securities accounts, (iii) commodity contracts and (iv) commodity accounts) and the certificates or instruments, if any, representing or evidencing such investment property,  all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(c)                                  all accounts, chattel paper, instruments (including, without limitation, promissory notes), letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, letters of credit and other contracts securing or otherwise relating to the property set forth in this clause (c);

(d)                                 all shares of stock and other equity interests, and the certificates, if any, representing such shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all warrants, rights or options issued thereon or with respect thereto;

(e)                                  all indebtedness from time to time owed to the Borrower and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(f)                                    all deposit accounts and all funds and financial assets from time to time credited thereto and all certificates and instruments, if any, from time to time representing or evidencing the deposit accounts;

(g)                                 all promissory notes, certificates of deposit, checks and other instruments;

(h)                                 all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(i)                                     all books and records (including, without limitation, printouts and other computer output materials and records) pertaining to any of the foregoing; and

(j)                                     all proceeds of, collateral for, income and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this definition) and, to the extent not otherwise included, all (i) payments under insurance, whether or not State Street is the loss payee thereof, or any indemnity, warranty or guaranty, in each case payable by reason of loss or damage to or otherwise with respect to any of the foregoing, and (ii) cash.

Defined Terms for Schedule A:

“Cover Assets” means assets of the Borrower being identified at such time by the Borrower as “cover” for purposes of satisfying the Borrower’s Cover Requirement.

“Cover Requirement” means the asset segregation obligations of the Borrower under Section 18 of the Investment Company Act, as contemplated by Securities Trading Practices of Registered Investment Companies, Investment Company Act Release No. 10666 (April 18, 1979)” and subsequent interpretations thereof by the Securities and Exchange Commission and/or the staff of the Securities and Exchange Commission.

“State Street Cover Assets” means all Cover Assets that are being used at such time to satisfy the Cover Requirement of the Borrower with respect to all Securities Loan Obligations and Cash Loan Obligations.

“Other Cover Assets” means all Cover Assets that are being used to satisfy the Cover Requirement applicable at such time, if any, with respect to each other obligation of the Borrower to a person other than State Street.

On each Business Day that the Borrower is required to segregate Other Cover Assets to satisfy the Borrower’s Cover Requirement, the Borrower shall deliver to State Street a schedule (the “Cover Schedule”), in form and substance reasonably satisfactory to State Street. The Cover Schedule shall specifically identify (i.e., by CUSIP): (i) all State Street Cover Assets; (ii) all Other Cover Assets; and (iii) the market value of the total assets of the Borrower and the State Street Cover Assets and Other Cover Assets as of the close of business the prior business day. Unless State Street shall have objected to the information set forth in any Cover Schedule within twenty-four hours of the receipt thereof, such Cover Schedule shall be deemed to have been accepted by State Street.

The Borrower hereby acknowledges and agrees that:

(a)                                  it is solely the obligation of the Borrower to comply with the Borrower’s Cover Requirement;

(b)                                 if the Borrower does not deliver a Cover Schedule to State Street that lists Other Cover Assets, no assets of the Borrower shall be excluded from the term “Custodial Collateral;”

(c)                                  if the Borrower does deliver a Cover Schedule to State Street, the term “Custodial Collateral” shall exclude only those Other Cover Assets identified on the latest Cover Schedule delivered and deemed accepted by State Street; provided, however, that that on any Business Day that the Borrower does not deliver a Cover Schedule to State Street that lists Other Cover Assets, no assets of the Borrower shall be excluded from the term “Custodial Collateral; and

(d)                                 State Street has a first priority security interest as provided in Section 7 of the Agreement with respect to all Custodial Collateral other than those Other Cover Assets identified on the latest Cover Schedule delivered and deemed to be accepted by State Street.

SCHEDULE B BROKERAGE COMMISSION RATE

Global Schedule Agency Commission Schedule

COUNTRY	EXCHANGES(S)	CURRENCY CODE	COMMISSION Per Share
North America (2)
CANADA	All	CAD	$0.02
UNITED STATES	All	USD	$0.02
South America (6)			Basis Points
ARGENTINA	Buenos Aires Stock Exchange	ARS	40
BRAZIL	All	BRL	20
CHILE	All	CLP	50
COLOMBIA	All	COP	50
MEXICO	Mexican Stock Exchange	MXN	18
PERU	Lima Stock Exchange	PEN	60
Europe (22)			Basis Points
AUSTRIA	Vienna Exchange (Xetra)	EUR	10
BELGIUM	Brussels Stock Exchange, Euronext-Brussels	EUR	10
CZECH REPUBLIC	Prague Stock Exchange	CZK	35
DENMARK	Copenhagen Stock Exchange	DKK	10
FINLAND	Helsinki Stock Exchange	EUR	10
FRANCE	Euronext-Paris	EUR	10
GERMANY	German Exchange (Xetra)	EUR	10
GREECE	Athens Stock Exchange	EUR	35
HUNGARY	Budapest Stock Exchange	HUF	35
IRELAND	Irish Stock Exchange	EUR	10
ITALY	Italian Stock Exchange	EUR	10
LUXEMBOURG	All	EUR	10
NETHELANDS	Euronext-Amsterdam, Amsterdam Exchange	EUR	10
NORWAY	Oslo Stock Exchange	NOK	10
POLAND	Warsaw Stock Exchange	PLN	40
PORTUGAL	Lisbon Stock Exchange	EUR	10
RUSSIA	All	RUB	30
SPAIN	Mecado Continuo	EUR	10
SWEDEN	Stockholm Stock Exchange	SEK	10
SWITZERLAND	Swiss, Zurich and Virt-X Exchanges	CHF	10
TURKEY	Istanbul Stock Exchange	TRY	25
UNITED KINGDOM	London Stock Exchange	GBP	10
Asia (13)			Basis Points
AUSTRALIA	Australian Securities Exchange	AUD	10
HONG KONG	Hong Kong Stock Exchange	HKD	12
INDIA	All	INR	25
INDONESIA	Jakarta Stock Exchange	IDR	10
JAPAN	JASDAQ, Tokyo and Osaka Exchanges	JPY	10
REPUBLIC OF KOREA	Korea Stock Exchange	KRW	15
MALAYSIA	Kuala Lumpur Stock Exchange	MYR	15
NEW ZEALAND	New Zealand Stock Exchange	NZD	10
PAKISTAN	Lahore Stock Exchange	PKR	65
PHILIPPINES	Philippine Stock Exchange	PHP	15
SINGAPORE	Singapore Stock Exchange	SGD	12
TAIWAN, PROVINCE OF CHINA	Taiwan Stock Exchange	TWD	15
THAILAND	The Stock Exchange of Thailand	THB	15
Middle East/South Africa (5)			Basis Points
EGYPT	All	EGP	70
ISRAEL	Tel Aviv Stock Exchange	ILS	20
JORDAN	Amman Financial Market	JOD	50
MOROCCO	Casablanca Stock Exchange	MAD	150
SOUTH AFRICA	Johannesburg Stock Exchange	ZAR	10

APPENDIX

TO THE SECURITIES LENDING AND SERVICES AGREEMENT

DATED AS OF MARCH 30, 2012, AS AMENDED (THE “AGREEMENT”)

BETWEEN STATE STREET BANK AND TRUST COMPANY (“STATE STREET”) AND CREDIT

SUISSE OPPORTUNITY FUNDS, ON BEHALF OF ITS SERIES,

CREDIT SUISSE LIQUID ALTERNATIVE FUND (“BORROWER”)

In accordance with Section 28 of the Agreement, State Street and the Borrower enter into this Appendix to govern certain aspects of those Securities Loans that are hereafter made under the Agreement and that are described as follows:

Type of Securities:  Australian Corporate Securities

Securities Trading Location: Australia

Supplemental Terms and Conditions:

Notwithstanding the use of expressions such as “borrow”, “lend”, “collateral”, “redeliver”, etc., which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, title to securities “borrowed” or “lent” and “collateral” provided in accordance with this Agreement shall pass from one party to another as provided for in this Agreement, the party obtaining such title being obligated to deliver equivalent securities or equivalent collateral, as the case may be.

Section 11                                      Unless otherwise agreed, if a Securities Loan of shares of an Australian equity shall not have been sooner terminated by State Street or the Borrower, it shall be terminated automatically on the first anniversary of the Securities Loan.  In such event, the Borrower shall deliver the Borrowed Securities to State Street no later than such first anniversary date.

Notwithstanding anything to the contrary in this Agreement, including, without limitation, Sections 3 and 4, title to the Borrowed Securities and Collateral shall pass from one party to the other.  State Street and the Borrower shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

(a)  any Borrowed Securities pursuant to the terms of this Agreement; and

(b)  any Collateral delivered pursuant to the terms of this Agreement;

shall pass from one party to the other subject to the terms and conditions mentioned herein and on return of the same in accordance with this Agreement, free from all liens, charges and encumbrances.  Until a Securities Loan is terminated in accordance with this Agreement and subject to the terms of this Agreement, the Borrower shall have all the incidents of ownership of the Borrowed Securities and State Street shall have all of the incidents of ownership of the Collateral, including the right to transfer the same to others upon an event of Default.

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Type of Securities:  Austrian Corporate Securities

Securities Trading Location: Austria

Supplemental Terms and Conditions:  None.

Type of Securities:  Belgian Corporate Securities

Securities Trading Location: Belgium

Supplemental Terms and Conditions:  None.

Type of Securities:  Canadian Corporate Securities

Securities Trading Location: Canada

Supplemental Terms and Conditions:

“Qualified Trust Unit” means a unit of a mutual fund trust that is listed on a stock exchange.

Section 8                                             If the Borrowed Securities are Qualified Trust Units and, with respect to any amounts paid pursuant to this Agreement as compensation for any distributions paid on such units (a “compensation payment”), the withholding or deduction of Taxes is required by subsection 260(8) of the Income Tax Act (Canada), as reasonably interpreted by a withholding agent, including State Street or an affiliate of State Street, the Borrower shall pay such additional amounts as will result in net amounts receivable by State Street (after taking into account of such withholding or deduction) equal to the gross amounts of such distributions.

Type of Securities:  Danish Corporate Securities

Securities Trading Location: Denmark

Supplemental Terms and Conditions:  None.

Type of Securities:  Finnish Corporate Securities

Securities Trading Location: Finland

Supplemental Terms and Conditions:  None.

Type of Securities:  French Corporate Securities

Securities Trading Location: France

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Supplemental Terms and Conditions:  None.

Type of Securities:  German Corporate Securities

Securities Trading Location: Federal Republic of Germany

Supplemental Terms and Conditions:  None.

Type of Securities:  Greek Equities

Securities Trading Location: Greece

Supplemental Terms and Conditions:

Section 4.3                                   Without limiting Section 4.3, to the extent that a Greek company which is listed on the Athens Exchange makes a dividend distribution to its shareholders from income earned and accrued in a taxable year of the company that is prior to the year of distribution and such income in the hands of shareholders is ultimately determined to be not subject to Greek income tax, Borrower shall pay State Street an amount equal to 100 percent of the gross amount of such distribution.

Section 9                                             Borrower and State Street each represent and warrant to each other on a continuing basis that it does not have a permanent establishment in Greece with respect to which any payments in connection with the transactions contemplated by this Appendix are attributable. Borrower and State Street each shall be deemed to make this representation during the continuation of the Agreement with reference to the facts and circumstances then existing.

Type of Securities:  Hong Kong Corporate Securities

Securities Trading Location: Hong Kong

Supplemental Terms and Conditions:

Section 8

Stamp Duty Relief

Where any Securities Loan consists of shares of Hong Kong stock, as such term is defined in Section 2 of the Hong Kong Stamp Duty Ordinance (Cap.117) (the “SDO”), the Borrower agrees to the following:

(a)                           it shall be subject to and be responsible for compliance with all applicable provisions and requirements under the SDO, and that such requirements shall include, inter alia, the timely registration of this Agreement with the Collector of Stamp Revenue as appointed under the SDO (the “Collector”) in

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accordance with Section 19(12A) of the SDO in Hong Kong, and various filing, record-keeping, payment and reporting obligations (including a “stock return” as required by Section 19 of the SDO) and other acts and things as may be required by the Collector from time to time;

(b)                          it warrants and undertakes to State Street on a continuing basis that Borrower shall only use Hong Kong stock borrowed under this Agreement for one or more of the “specified purposes” as set out in Section 19(16) of the SDO;

(c)                           it shall indemnify and hold State Street harmless in respect of any costs (including reasonable costs of counsel), fees, penalties, liability or loss incurred by State Street as a result of or in connection with (i) the Borrower’s failure, for whatever reason, to comply with SDO requirements referenced above in (a) above, or (ii) any breach by the Borrower of its undertakings pursuant to (a) and (b) above.

For further information on stamp duty relief for stock borrowing and lending transactions, Borrower should refer to section 19 of the SDO and the Inland Revenue guidance paper entitled Stamp Office Interpretation & Practice Notes No. 2 (Revised), Relief for Stock Borrowing and Lending Transactions, Part A — Commercial Stock Loans dated 25 January 2000, as amended, supplemented and superseded from time to time.

Notwithstanding this Appendix, State Street, acting as agent for the Borrower, agrees that it will satisfy the Borrower’s obligations with respect to stamp duty relief for shares of Hong Kong stock borrowed under this Agreement.  Borrower shall be liable for Hong Kong stock stamp duty and any related penalties, interest and related expenses only to the extent that negligence of Borrower was a principal cause of such stamp duty liability.

The following provision of this Appendix is an additional or supplemental provision for the lending of Hong Kong Corporate Securities:

(a)                                  In addition to the costs and taxes payable pursuant to the Agreement, the Borrower shall

(i)                                     cause all Borrowed Securities or instruments of transfer related thereto to be duly stamped in accordance with applicable law; and

(ii)                                  pay when due all (a) transfer taxes and (b) stamp duties, whether such taxes or duties are assessed against or incurred by Borrower or State Street in respect of the Agreement and any transactions arising out of the Agreement.

Type of Securities:  Irish Equity Securities

Securities Trading Location: United Kingdom or such other countries as the Parties may agree.

Supplemental Terms and Conditions:

Section 8                                             For the avoidance of doubt, Borrower covenants and agrees that it shall comply with all of the record keeping requirements of Sections 87 and 87A of the Irish Stamp Duty Consolidation Act of 1999, as amended or replaced from time to time.

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Without limiting Section 8, Borrower understands and agrees that Securities Loans that are not terminated by the Borrower on or before the date that occurs twelve (12) months after the making of a Securities Loan of Borrowed Securities to the Borrower are subject to Irish stamp duty liability, and this liability applies to stamp duty imposed on both the original transfer as well as the subsequent return of the Borrowed Securities and any related penalties and interest, for which the Borrower is solely responsible.

Type of Securities:  Italian Corporate Securities

Securities Trading Location: Italy

Supplemental Terms and Conditions:  None.

Type of Securities:  Japanese Corporate Securities

Securities Trading Location: Japan

Supplemental Terms and Conditions:

Section 4.3                                   The Borrower acknowledges and agrees that in the event it borrows registered shares of Japanese corporate securities and foreign ownership limits on these securities are reached during the term of the Securities Loan (such that a non-Japanese resident holding these securities would not receive certain dividends and/or entitlements), the Borrower shall compensate State Street, for any lost distributions and /or entitlements of any kind, declared on these securities until such time as Borrower returns foreign registered securities to State Street and these securities are re-registered in the name of State Street.

Borrower agrees that Borrower will collateralize all bonus shares issued in respect of Securities Loans of Japanese corporate securities on record date.

Section 9.6                                   Borrower acknowledges that, to the extent that it receives payments from State Street under this Agreement, or pursuant to other securities lending agreements with State Street or an Affiliate, that might be treated as income from Japanese sources, Borrower is solely responsible for any Japanese tax liability with respect to such income.

Type of Securities:  Netherlands Corporate Securities

Securities Trading Location:  The Netherlands

Supplemental Terms and Conditions:  None.

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Type of Securities:  New Zealand Corporate Securities

Securities Trading Location: New Zealand

Supplemental Terms and Conditions:

Section 4.3                                   Borrower agrees that, provided it has received an actual dividend with respect to Borrowed Securities, it will issue a credit transfer notice under section 30C of the Tax Administration Act of 1994 to State Street, to the extent that it is permitted to do so under New Zealand law.

Section 9.6                                   Borrower acknowledges that Securities Loan transactions under this Agreement may not meet one or more of the prescribed conditions of a “share-lending arrangement” within the meaning of section YA1 of the Income Tax Act of 2007, as amended from time to time.

Section 11                                      New Zealand DRPs

Where, notwithstanding Section 11.1 of this Agreement, New Zealand Securities (other than government securities), the subject of a Securities Loan, are the subject of an impending corporate action in the form of a Dividend Reinvestment Plan (“DRP”), the Borrower shall not be entitled to terminate such Securities Loan at any time during the period commencing five Business Days prior to the “Book Closure Date” (that is, the date by which a change of registration must be submitted to the company registrar in order for the new registrant to receive an upcoming entitlement from the issuer) and ending on the “Ex-Date” (that is, the date when securities are traded without the most recently announced entitlements).

Section 11                                      Unless otherwise agreed, Borrower agrees that any loan of shares of Borrowed Securities shall not exceed one year and Borrower shall return such shares to State Street no later than three Business Days prior to the end of the one-year period. If a Securities Loan shall not have been terminated sooner by State Street or Borrower, it shall be terminated automatically on the first anniversary of the Securities Loan.

Type of Securities:  Norwegian Corporate Securities

Securities Trading Location:  Norway

Supplemental Terms and Conditions:  None.

Type of Securities:  Portuguese Equity Securities

Securities Trading Location: Portugal

Supplemental Terms and Conditions:  None.

Type of Securities:  Singapore Corporate Securities

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Securities Trading Location: Singapore

Supplemental Terms and Conditions:

Section 8                                             Solely for the purposes of addressing certain particularities, Borrower shall pay, when due, all costs and taxes, including, without limitation, (i) all stamp duty liabilities that should arise on each Securities Loan and return of Singapore Corporate Securities (if any); and (ii) any and all penalties imposed on or assessed against State Street by reason of the Borrower failing to return securities pursuant to the terms hereof, regardless of any partial return of Borrowed Securities by Borrower.  All settlement costs on trade fails shall be paid by Borrower.

Section 11                                      In the event that the Borrower fails to deliver recalled securities within the time specified in Section 11.2, and, as a result of such failure, a buy in has occurred against State Street’s account, Borrower will be liable for any and all costs, fees, penalties or expenses associated with said buy in.

Type of Securities:  Spanish Corporate Securities

Securities Trading Location: Spain

Supplemental Terms and Conditions:

For the avoidance of doubt, the term “Taxes” includes any capital gains tax and transfer tax expense incurred by State Street in connection with Borrowed Securities issued by a Spanish real estate company.

Type of Securities:  Swedish Corporate Securities

Securities Trading Location: Sweden

Supplemental Terms and Conditions:  None.

Type of Securities:  Swiss Corporate Securities

Securities Trading Location: Switzerland

Supplemental Terms and Conditions:  None.

Type of Securities:  United Kingdom Corporate Securities

Securities Trading Location: United Kingdom

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Supplemental Terms and Conditions:  None.

[Signature Page to Follow]

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CREDIT SUISSE OPPORTUNITY FUNDS,
On behalf of its series,
CREDIT SUISSE LIQUID ALTERNATIVE FUND

Name:	/s/Michael A. Pignataro

By:	Michael A. Pignataro

Title:	CFO

STATE STREET BANK AND TRUST COMPANY

Name:	/s/Paul J. Fleming

By:	Paul J. Fleming

Title:	Senior Managing Director

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